Exhibit 99.1

Global Payments Reports Third Quarter 2023 Results

October 31, 2023

Delivers Strong Third Quarter Performance
Raises 2023 Outlook
Increases Targeted Synergies from EVO Acquisition

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the third quarter ended September 30, 2023.

"We delivered strong third quarter results that were ahead of our expectations despite what continues to be an uncertain macroeconomic environment,” said Cameron Bready, President and Chief Executive Officer. "Our performance highlights the durability of our business model and our consistency of execution across market cycles, further reinforcing the confidence we have in our strategy and the results it delivers.”

Bready continued, “We have made outstanding progress with the integration of EVO Payments and now expect to deliver approximately $135 million in annual run-rate synergies. We are enthusiastic about the future together with EVO Payments as we build on our competitive advantages and payments leadership position.”

Bready concluded, “We remain focused on elevating the commerce experience for our customers globally. Our sharpened focus, differentiated technology-enabled strategy, and consistent execution are driving sustainable growth and creating significant value for all of our stakeholders.”

Third Quarter 2023 Summary
•GAAP revenues were $2.48 billion, compared to $2.29 billion in 2022; diluted earnings per share were $1.39 compared to $1.05 in the prior year; and operating margin was 22.5% compared to 16.9% in the prior year.
•Adjusted net revenues increased 9% to $2.23 billion, compared to $2.06 billion in 2022.
•Adjusted earnings per share increased 11% to $2.75, compared to $2.48 in 2022.
•Adjusted operating margin expanded 50 basis points to 45.7%.

Exhibit 99.1
2023 Outlook
“We are pleased with our continued solid financial performance and results for the third quarter and year-to-date period,” said Josh Whipple, Senior Executive Vice President and Chief Financial Officer. “We achieved 9% adjusted net revenue growth, strong adjusted operating margin expansion and 11% adjusted earnings per share growth compared to the same period in 2022.”

Whipple continued, “We remain encouraged by the trends we are seeing in our business, despite ongoing macroeconomic concerns and foreign currency exchange rate volatility. The company continues to expect adjusted net revenue to be in a range of $8.660 billion to $8.735 billion, reflecting growth of 7% to 8% over 2022, and for adjusted operating margin to expand by up to 120 basis points in 2023. We now anticipate adjusted earnings per share to be in a range of $10.39 to $10.45, reflecting growth of 11% to 12% over 2022, or roughly 17% excluding dispositions.”

Whipple concluded, “Our 2023 outlook reflects the ongoing momentum in our business, while also accommodating for a more tempered economic environment given the continued uncertainty.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on December 29, 2023 to shareholders of record as of December 15, 2023.

Conference Call
Global Payments’ management will host a live audio webcast today, October 31, 2023, at 8:00 a.m. EDT to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Global Payments also has provided supplemental non-GAAP information to reflect the divestiture of the consumer portion of our Netspend business, which comprised our former Consumer Solutions segment,

Exhibit 99.1
which closed in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.

Reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP measure are included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 27,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning over 170 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpayments.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks and uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2023; the effects of general economic conditions on our business; statements about the benefits of our acquisitions or divestitures, including future financial and operating results, the company’s plans, objectives, expectations and intentions, and the successful integration of our acquisitions or completion of anticipated benefits or strategic initiatives; our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can

Exhibit 99.1
give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions; foreign currency exchange, continuing inflation and rising interest rate risks; difficulties, delays and higher than anticipated costs related to integrating the businesses of acquired companies, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; the effect of a security breach or operational failure on our business; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; our ability to meet environmental, social or governance targets, goals and commitments; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the “Risk Factors” in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	% Change	2023	2022	% Change

Revenues	$2,475,691	$2,285,371	8.3%	$7,220,607	$6,722,531	7.4%

Operating expenses:
Cost of service	915,531	931,249	(1.7)%	2,805,237	2,850,706	(1.6)%
Selling, general and administrative	1,001,964	918,757	9.1%	3,058,605	2,605,085	17.4%
Impairment of goodwill	—	—	nm	—	833,075	nm
Net loss on business dispositions	—	48,933	nm	139,095	201,144	(30.8)%
	1,917,495	1,898,939		6,002,937	6,490,010

Operating income	558,196	386,432	44.4%	1,217,670	232,521	523.7%

Interest and other income	35,732	20,393	75.2%	74,830	25,060	198.6%
Interest and other expense	(176,094)	(135,184)	30.3%	(490,463)	(327,655)	49.7%
	(140,362)	(114,791)		(415,633)	(302,595)

Income (loss) before income taxes and equity in income of equity method investments	417,834	271,641	53.8%	802,037	(70,074)	nm
Income tax expense	58,936	14,255	313.4%	199,748	119,250	67.5%
Income (loss) before equity in income of equity method investments	358,898	257,386	39.4%	602,289	(189,324)	nm
Equity in income of equity method investments, net of tax	17,707	42,780	(58.6)%	54,101	74,074	(27.0)%
Net income (loss)	376,605	300,166	25.5%	656,390	(115,250)	nm
Net income attributable to noncontrolling interest, net of income tax	(14,775)	(9,712)	52.1%	(31,454)	(22,563)	39.4%
Net income (loss) attributable to Global Payments	$361,830	$290,454	24.6%	$624,936	$(137,813)	nm

Earnings (loss) per share attributable to Global Payments:
Basic earnings (loss) per share	$1.39	$1.06	31.1%	$2.40	$(0.49)	nm
Diluted earnings (loss) per share	$1.39	$1.05	32.4%	$2.39	$(0.49)	nm

Weighted-average number of shares outstanding:
Basic	260,232	275,030		260,890	278,411
Diluted	260,935	275,435		261,410	278,411

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	% Change	2023	2022	% Change

Adjusted net revenue	$2,232,442	$2,058,237	8.5%	$6,484,725	$6,069,342	6.8%

Adjusted operating income	$1,019,525	$930,619	9.6%	$2,889,017	$2,635,442	9.6%

Adjusted net income attributable to Global Payments	$718,632	$683,632	5.1%	$2,035,200	$1,926,248	5.7%

Adjusted diluted earnings per share attributable to Global Payments	$2.75	$2.48	11.0%	$7.79	$6.91	12.7%

Supplemental Non-GAAP ⁽¹⁾

Adjusted net revenue⁽¹⁾	$2,232,442	$1,927,215	15.8%	$6,339,283	$5,629,117	12.6%

Adjusted operating income⁽¹⁾	$1,019,525	$876,625	16.3%	$2,815,788	$2,505,920	12.4%

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(1)The supplemental non-GAAP information reflects the divestiture of our consumer business which closed in April 2023.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 10 for a discussion of non-GAAP financial measures.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	September 30, 2023		September 30, 2022		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,884,006	$1,727,951	$1,596,326	$1,450,023	18.0%	19.2%
Issuer Solutions	607,848	519,736	566,039	489,149	7.4%	6.3%
Consumer Solutions	—	—	147,337	142,599	nm	nm
Intersegment eliminations	(16,163)	(15,245)	(24,331)	(23,534)	33.6%	35.2%
	$2,475,691	$2,232,442	$2,285,371	$2,058,237	8.3%	8.5%

Operating income (loss):
Merchant Solutions	$637,864	$847,678	$550,684	$724,392	15.8%	17.0%
Issuer Solutions	113,877	246,643	97,548	226,842	16.7%	8.7%
Consumer Solutions	—	—	23,175	53,994	nm	nm
Corporate	(193,545)	(74,797)	(236,042)	(74,609)	18.0%	(0.3)%
Loss on business dispositions	—	—	(48,933)	—	nm	nm
	$558,196	$1,019,525	$386,432	$930,619	44.4%	9.6%

	Nine Months Ended
	September 30, 2023		September 30, 2022		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$5,331,909	$4,866,484	$4,651,061	$4,221,149	14.6%	15.3%
Issuer Solutions	1,769,196	1,515,235	1,663,008	1,441,763	6.4%	5.1%
Consumer Solutions	182,740	163,027	478,082	473,344	nm	nm
Intersegment eliminations	(63,238)	(60,021)	(69,620)	(66,913)	9.2%	10.3%
	$7,220,607	$6,484,725	$6,722,531	$6,069,342	7.4%	6.8%

Operating income (loss):
Merchant Solutions	$1,748,622	$2,351,195	$1,530,573	$2,076,288	14.2%	13.2%
Issuer Solutions	292,388	697,796	244,190	640,061	19.7%	9.0%
Consumer Solutions	(3,908)	73,230	67,735	129,522	nm	nm
Corporate	(680,337)	(233,203)	(575,758)	(210,428)	(18.2)%	(10.8)%
Impairment of goodwill	—	—	(833,075)	—	nm	nm
Net loss on business dispositions	(139,095)	—	(201,144)	—	30.8%	nm
	$1,217,670	$2,889,017	$232,521	$2,635,442	423.7%	9.6%

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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	September 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$1,941,777	$1,997,566
Accounts receivable, net	1,077,944	998,332
Settlement processing assets	2,966,176	2,519,114
Current assets held for sale	6,898	138,815
Prepaid expenses and other current assets	787,551	660,321
Total current assets	6,780,346	6,314,148
Goodwill	26,517,777	23,320,736
Other intangible assets, net	10,259,055	9,658,374
Property and equipment, net	2,118,014	1,838,809
Deferred income taxes	76,384	37,907
Noncurrent assets held for sale	26	1,295,799
Notes receivable	692,188	—
Other noncurrent assets	2,480,815	2,343,241
Total assets	$48,924,605	$44,809,014

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$710,401	$747,111
Current portion of long-term debt	80,098	1,169,330
Accounts payable and accrued liabilities	2,570,489	2,442,560
Settlement processing obligations	2,860,373	2,413,799
Current liabilities held for sale	1,352	125,891
Total current liabilities	6,222,713	6,898,691
Long-term debt	16,570,841	12,289,248
Deferred income taxes	2,300,193	2,428,412
Noncurrent liabilities held for sale	152	4,478
Other noncurrent liabilities	672,753	647,975
Total liabilities	25,766,652	22,268,804
Commitments and contingencies
Redeemable noncontrolling interests	473,132	—
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at September 30, 2023 and December 31, 2022; 260,359,506 issued and outstanding at September 30, 2023 and 263,081,872 issued and outstanding at December 31, 2022	—	—
Paid-in capital	19,751,734	19,978,095
Retained earnings	3,160,705	2,731,380
Accumulated other comprehensive loss	(470,938)	(405,969)
Total Global Payments shareholders’ equity	22,441,501	22,303,506
Nonredeemable noncontrolling interests	243,320	236,704
Total equity	22,684,821	22,540,210
Total liabilities, redeemable noncontrolling interests and equity	$48,924,605	$44,809,014

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended
	September 30, 2023	September 30, 2022

Cash flows from operating activities:
Net income (loss)	$656,390	$(115,250)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	342,025	299,348
Amortization of acquired intangibles	986,026	962,413
Amortization of capitalized contract costs	90,463	81,052
Share-based compensation expense	173,325	122,465
Provision for operating losses and credit losses	84,154	87,071
Noncash lease expense	49,805	63,211
Deferred income taxes	(407,767)	(281,376)
Equity in income of equity method investments, net of tax	(54,101)	(74,074)
Facilities exit charges	5,164	27,662
Impairment of goodwill	—	833,075
Net loss on business dispositions	139,095	201,144
Other, net	2,438	4,939
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(51,490)	(107,908)
Settlement processing assets and obligations, net	(29,857)	(117,989)
Prepaid expenses and other assets	(266,923)	(224,529)
Accounts payable and other liabilities	(127,456)	(226,746)
Net cash provided by operating activities	1,591,291	1,534,508
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(4,099,766)	(24,969)
Capital expenditures	(500,795)	(463,357)
Issuance of notes receivable	(50,000)	—
Repayment of notes receivable	50,000	—
Net cash from sales of businesses	478,695	(29,755)
Proceeds from sale of investments	—	31,046
Other, net	2,187	101
Net cash used in investing activities	(4,119,679)	(486,934)
Cash flows from financing activities:
Net repayments of settlement lines of credit	(33,328)	(2,770)
Net borrowings from commercial paper notes	1,896,513	—
Proceeds from long-term debt	8,861,129	9,124,449
Repayments of long-term debt	(7,628,854)	(7,193,661)
Payments of debt issuance costs	(12,735)	(44,360)
Repurchases of common stock	(418,271)	(2,139,731)
Proceeds from stock issued under share-based compensation plans	51,085	33,776
Common stock repurchased - share-based compensation plans	(37,236)	(38,366)
Distributions to noncontrolling interests	(24,315)	(17,729)
Payment of contingent consideration in business combination	—	(15,726)
Purchase of capped calls related to issuance of convertible notes	—	(302,375)
Dividends paid	(195,611)	(208,082)
Net cash provided by (used in) financing activities	2,458,377	(804,575)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(35,730)	(208,529)
Increase (decrease) in cash, cash equivalents and restricted cash	(105,741)	34,470
Cash, cash equivalents and restricted cash, beginning of the period	2,215,606	2,123,023
Cash, cash equivalents and restricted cash, end of the period	$2,109,865	$2,157,493

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended September 30, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,475,691	$(243,249)	$—	$—	$2,232,442

Operating income	$558,196	$541	$460,787	$—	$1,019,525

Net income attributable to Global Payments	$361,830	$541	$464,389	$(108,128)	$718,632

Diluted earnings per share attributable to Global Payments	$1.39				$2.75

Diluted weighted average shares outstanding	260,935				260,935

	Three Months Ended September 30, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,285,371	$(227,134)	$—	$—	$2,058,237

Operating income	$386,432	$(3,868)	$548,055	$—	$930,619

Net income attributable to Global Payments	$290,454	$(3,868)	$537,591	$(140,545)	$683,632

Diluted earnings per share attributable to Global Payments	$1.05				$2.48

Diluted weighted average shares outstanding	275,435				275,435

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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2023 and 2022, net revenue adjustments also included $0.5 million and $0.9 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended September 30, 2022 also included a $4.7 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the three months ended September 30, 2023, earnings adjustments to operating income included $340.8 million in cost of services (COS) and $120.0 million in selling, general and administrative expenses (SG&A). Adjustments to COS included amortization of acquired intangibles of $340.4 million and other items of $0.4 million. Adjustments to SG&A included share-based compensation expense of $36.6 million, acquisition, integration and separation expenses of $75.1 million, facilities exit charges of $3.7 million, and other items of $4.6 million.

For the three months ended September 30, 2022, earnings adjustments to operating income included $307.0 million in COS and $192.1 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $306.0 million and other items of $1.0 million. Adjustments to SG&A included share-based compensation expense of $37.1 million, acquisition, integration and separation expenses of $106.8 million, facilities exit charges of $31.7 million, and other items of $16.5 million.

Acquisition, integration and separation expenses for the three months ended September 30, 2022 included $34.1 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended September 30, 2022, earnings adjustments to operating income also included the $48.9 million loss on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Nine Months Ended September 30, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$7,220,607	$(735,882)	$—		$6,484,725

Operating income	$1,217,670	$(18,100)	$1,689,447	$—	$2,889,017

Net income attributable to Global Payments	$624,936	$(18,100)	$1,707,746	$(279,382)	$2,035,200

Diluted earnings per share attributable to Global Payments	$2.39				$7.79

Diluted weighted average shares outstanding	261,410				261,410

	Nine Months Ended September 30, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$6,722,531	$(653,189)	$—	$—	$6,069,342

Operating income (loss)	$232,521	$1,520	$2,401,402	$—	$2,635,442

Net income (loss) attributable to Global Payments	$(137,813)	$1,520	$2,393,227	$(330,686)	$1,926,248

Diluted earnings (loss) per share attributable to Global Payments	$(0.49)				$6.91

Diluted weighted average shares outstanding (4)	278,411				278,816
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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For nine months ended September 30, 2023 and 2022, net revenue adjustments also included $1.6 million and $6.3 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the nine months ended September 30, 2023 and 2022, also included a $19.7 million and $4.7 million adjustment, respectively, to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the nine months ended September 30, 2023, earnings adjustments to operating income included $988.7 million in COS and $561.6 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $986.0 million and other items of $2.7 million. Adjustments to SG&A included share-based compensation expense of $173.3 million, acquisition, integration and separation expenses of $336.4 million, facilities exit charges of $15.0 million, employee severance charges of $31.5 million, and other items of $5.4 million. Earnings adjustments to operating income also included the $139.1 million loss on business dispositions.

Acquisition, integration and separation expenses for the nine months ended September 30, 2023 included $93.6 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

Earnings adjustments to net income also included an allowance for current expected credit losses (CECL) of $18.2 million within interest and other expense related to the seller financing issued in connection with the business dispositions.

For the nine months ended September 30, 2022, earnings adjustments to operating income included $964.1 million in COS and $403.1 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $962.4 million and other items of $1.7 million. Adjustments to SG&A included share-based compensation expense of $122.5 million, acquisition, integration and separation expenses of $219.6 million, facilities exit charges of $40.0 million, and other items of $21.0 million.

Acquisition, integration and separation expenses for the nine months ended September 30, 2022 included $34.1 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

For the nine months ended September 30, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge related to our former Business and Consumer Solutions segment, driven by the strategic review and pending divestiture of our consumer business, and the $201.1 million loss on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

(4)Includes 404,593 dilutive shares for non-GAAP. All awards are antidilutive for GAAP due to reporting a net loss.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended September 30, 2023
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,884,006	$(156,055)	$—	$1,727,951
Issuer Solutions	607,848	(88,112)	—	519,736
Intersegment eliminations	(16,163)	918	—	(15,245)
	$2,475,691	$(243,249)	$—	$2,232,442

Operating income (loss):
Merchant Solutions	$637,864	$1	$209,813	$847,678
Issuer Solutions	113,877	540	132,226	246,643
Corporate	(193,545)	—	118,748	(74,797)
	$558,196	$541	$460,787	$1,019,525

	Three Months Ended September 30, 2022
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,596,326	$(146,303)	$—	$1,450,023	$—	$1,450,023
Issuer Solutions	566,039	(76,890)	—	489,149	—	489,149
Consumer Solutions	147,337	(4,738)	—	142,599	(142,599)	—
Intersegment eliminations	(24,331)	797	—	(23,534)	11,577	(11,957)
	$2,285,371	$(227,134)	$—	$2,058,237	$(131,022)	$1,927,215

Operating income (loss):
Merchant Solutions	$550,684	$(67)	$173,775	$724,392	$—	$724,392
Issuer Solutions	97,548	937	128,357	226,842	—	226,842
Consumer Solutions	23,175	(4,738)	35,558	53,994	(53,994)	—
Corporate	(236,042)	—	161,433	(74,609)	—	(74,609)
Net loss on business dispositions	(48,933)	—	48,933	—	—	—
	$386,432	$(3,868)	$548,055	$930,619	$(53,994)	$876,625
------------------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2023 and 2022, net revenue adjustments also included $0.5 million and $0.9 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended September 30, 2022 also included a $4.7 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the three months ended September 30, 2023, earnings adjustments to operating income included $340.8 million in COS and $120.0 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $340.4 million and other items of $0.4 million. Adjustments to SG&A included share-based compensation expense of $36.6 million, acquisition, integration and separation expenses of $75.1 million, facilities exit charges of $3.7 million, and other items of $4.6 million.

For the three months ended September 30, 2022, earnings adjustments to operating income included $307.0 million in COS and $192.1 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $306.0 million and other items of $1.0 million. Adjustments to SG&A included share-based compensation expense of $37.1 million, acquisition, integration and separation expenses of $106.8 million, facilities exit charges of $31.7 million, and other items of $16.5 million.

Acquisition, integration and separation expenses for the three months ended September 30, 2022 included $34.1 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended September 30, 2022, earnings adjustments to operating income also included the $48.9 million loss on business dispositions.

(3)The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended September 30, 2023
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$5,331,909	$(465,425)	$—	$4,866,484	$—	$4,866,484
Issuer Solutions	1,769,196	(253,961)	—	1,515,235	—	1,515,235
Consumer Solutions	182,740	(19,713)	—	163,027	(163,027)	—
Intersegment eliminations	(63,238)	3,217	—	(60,021)	17,585	(42,436)
	$7,220,607	$(735,882)	$—	$6,484,725	$(145,442)	$6,339,283

Operating income (loss):
Merchant Solutions	$1,748,622	$23	$602,550	$2,351,195	$—	$2,351,195
Issuer Solutions	292,388	1,590	403,818	697,796	—	697,796
Consumer Solutions	(3,908)	(19,713)	96,851	73,230	(73,230)	—
Corporate	(680,337)	—	447,134	(233,203)	—	(233,203)
Net loss on business dispositions	(139,095)	—	139,095	—	—	—
	$1,217,670	$(18,100)	$1,689,447	$2,889,017	$(73,230)	$2,815,788

	Nine Months Ended September 30, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$4,651,061	$(429,912)	$—	$4,221,149	$—	$4,221,149
Issuer Solutions	1,663,008	(221,245)	—	1,441,763	—	1,441,763
Consumer Solutions	478,082	(4,738)	—	473,344	(473,344)	—
Intersegment eliminations	(69,620)	2,707	—	(66,913)	33,118	(33,791)
	$6,722,531	$(653,189)	$—	$6,069,342	$(440,225)	$5,629,117

Operating income (loss):
Merchant Solutions	$1,530,573	$152	$545,563	$2,076,288	$—	$2,076,288
Issuer Solutions	244,190	6,106	389,765	640,061	—	640,061
Consumer Solutions	67,735	(4,738)	66,525	129,522	(129,522)	—
Corporate	(575,758)	—	365,330	(210,428)	—	(210,428)
Impairment of goodwill	(833,075)	—	833,075	—	—	—
Net loss on business dispositions	(201,144)	—	201,144	—	—	—
	$232,521	$1,520	$2,401,402	$2,635,442	$(129,522)	$2,505,920
----------------------------------------------------------------------------------
(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For nine months ended September 30, 2023 and 2022, net revenue adjustments also included $1.6 million and $6.3 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the nine months ended September 30, 2023 and 2022, also included a $19.7 million and $4.7 million adjustment, respectively, to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the nine months ended September 30, 2023, earnings adjustments to operating income included $988.7 million in COS and $561.6 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $986.0 million and other items of $2.7 million. Adjustments to SG&A included share-based compensation expense of $173.3 million, acquisition, integration and separation expenses of $336.4 million, facilities exit charges of $15.0 million, employee severance charges of $31.5 million, and other items of $5.4 million. Earnings adjustments to operating income also included the $139.1 million loss on business dispositions.

Acquisition, integration and separation expenses for the nine months ended September 30, 2023 included $93.6 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

For the nine months ended September 30, 2022, earnings adjustments to operating income included $964.1 million in COS and $403.1 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $962.4 million and other items of $1.7 million. Adjustments to SG&A included share-based compensation expense of $122.5 million, acquisition, integration and separation expenses of $219.6 million, facilities exit charges of $40.0 million, and other items of $21.0 million.

Acquisition, integration and separation expenses for the nine months ended September 30, 2022 included $34.1 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

For the nine months ended September 30, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge related to our former Business and Consumer Solutions segment, driven by the strategic review and pending divestiture of our consumer business, and the $201.1 million loss on business dispositions.

(3)The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2022	2023 Outlook	Growth
Revenues:
GAAP revenues	$8,976	$9,650 to $9,725	7% to 8%
Adjustments(1)	(884)	(990)
Adjusted net revenue	$8,092	$8,660 to $8,735	7% to 8%

Earnings Per Share:
GAAP diluted EPS	$0.40	$3.93 to $3.99	nm
Adjustments(2)	8.92	6.46
Adjusted EPS	$9.32	$10.39 to $10.45	11% to 12%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses, as well as adjustments to exclude revenues that were associated with certain excluded expenses of our consumer business which was classified as assets held for sale on our balance sheet.

(2)Adjustments to 2022 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.02, 2) acquisition related amortization expense of $3.53, 3) share-based compensation expense of $0.46, 4) acquisition, integration, and separation expense of $1.00, 5) facilities exit charges of $0.13, 6) equity method investment earnings from our interest in a private equity investment fund of $(0.06), 7) discrete tax items of $0.01, 8) goodwill impairment charge in connection with the strategic review of the former Business and Consumer Solutions segment and sale of the consumer business of $3.02, 9) loss on business dispositions of $0.70, 10) other income and expense of $0.05, 11) the effect of noncontrolling interests and income taxes, as applicable, and 12) other items of $0.06.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation.

Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and earnings per share determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies. Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition, integration and separation expense, gain or losses on business divestitures, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.